UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 15, 2005


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                  000-50371               51-0467366
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)


                               61 Spit Brook Road
                           Nashua, New Hampshire 03060
               (Address of principal executive offices) (zip code)


                                 (603) 888-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                          ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240




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Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing
            Rule or Standard; Transfer of Listing.

         On November 15, 2005, Curative Health Services, Inc. ("Curative") announced that on November 9, 2005 it received notification from The Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of Curative's common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(b)(4)
(the "Bid Price Rule"). The Nasdaq notice indicated that in accordance with Marketplace Rule 4450(e)(2), Curative will be provided 180 calendar days, or until May 8, 2006, to regain compliance by having its shares close above $1.00 for a minimum of 10 consecutive trading days. If Curative has not regained compliance with the Bid Price Rule by May 8, 2006, Nasdaq will issue a letter notifying Curative that its common stock will be delisted. At that time, Curative may appeal the determination to delist its common stock to a Listings Qualifications Panel. Alternatively, Curative may apply to have its common stock transferred to The Nasdaq Capital (SmallCap) Market if it otherwise satisfies the applicable initial listing requirements for such market. If such application is approved, Curative will be afforded the remainder of this market's second 180 calendar day compliance period in order to regain compliance while on The Nasdaq Capital Market.

         On November 15, 2005, Curative also announced that on November 10,
2005 it received a letter from The Nasdaq Stock Market indicating that for the 30 consecutive trading days preceding the date of this letter, Curative's common stock has not maintained the minimum aggregate market value of publicly held shares ("MVPHS") of $15 million required for continued inclusion under Marketplace Rule 4450(b)(3). The letter further notified Curative that, in accordance with Marketplace Rule 4450(e)(1), Curative will be provided 90 calendar days, or until February 8, 2006, to regain compliance with the MVPHS requirement. Compliance will be achieved if the MVPHS is $15 million or more for 10 consecutive trading days prior to February 8,2006. The letter further stated that if Curative does not regain compliance with the Marketplace Rules by February 8, 2006, Nasdaq will provide notice that Curative's common stock will be delisted from the Nasdaq Stock Market. In the event of such notification, Curative may appeal the determination to delist its common stock to a Listings Qualifications Panel. Alternatively, Curative may apply to have its common stock transferred to the Nasdaq Capital Market and, if Curative submits a transfer application and pays the applicable listing fees by February 8, 2006, the initiation of delisting proceedings would be stayed pending Nasdaq staff review of the application.

         Curative has determined that no specific action is warranted at this time in response to Either of these letters from Nasdaq.


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CURATIVE HEALTH SERVICES, INC.


Date:  November 15, 2005            By:  /s/ Thomas Axmacher
                                         ___________________________________
                                             Thomas Axmacher
                                             Chief Financial Officer







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